================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 6, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                        1-6407                   75-0571592
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)



         One PEI Center                                         18711
    Wilkes-Barre, Pennsylvania                               (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a Press Release issued by Southern Union Company dated August 6,
2003.

ITEM 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On August 6, 2003, Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the quarter and year-ended June 30, 2003 and 2002. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                                  Three Months Ended              Twelve Months Ended
                                                                       June 30,                         June 30,
                                                             -----------------------------    -----------------------------
                                                                   2003            2002            2003            2002
                                                             -------------   -------------    ------------     ------------
                                                               (thousands of dollars, except shares and per share amounts)

Operating revenues .......................................   $    207,030    $    153,717    $  1,188,507    $    980,614
Cost of gas and other energy .............................       (110,653)        (78,490)       (724,611)       (573,077)
Revenue-related taxes ....................................         (6,861)         (4,760)        (40,485)        (33,409)
                                                              ------------    ------------    -------------   -------------
     Operating margin ....................................         89,516          70,467         423,411         374,128

Operating expenses:
     Operating, maintenance and general ..................         61,922          43,659         193,745         171,147
     Business restructuring charges ......................           --            (1,394)           --            29,159
     Depreciation and amortization .......................         17,570          14,869          60,642          58,989
     Taxes, other than on income and revenues ............          7,508           5,017          26,653          23,708
                                                              ------------    ------------    -------------   -------------
         Total operating expenses ........................         87,000          62,151         281,040         283,003
                                                              ------------    ------------    -------------   -------------
         Net operating revenues ..........................          2,516           8,316         142,371          91,125
                                                              ------------    ------------    -------------   -------------

Other income (expenses):
     Interest ............................................        (22,737)        (20,548)        (84,320)        (90,992)
     Dividends on preferred securities of subsidiary trust         (2,370)         (2,370)         (9,480)         (9,480)
     Other, net ..........................................            422         (12,076)         19,371          14,278
                                                               ------------    ------------    -------------   -------------
         Total other expenses, net .......................        (24,685)        (34,994)        (74,429)        (86,194)
                                                               ------------    ------------    -------------   -------------

Earnings (loss) from continuing operations before
     income taxes (benefit) ..............................        (22,169)        (26,678)         67,942           4,931

Federal and state income taxes (benefit) .................        (10,271)        (11,651)         24,273           3,411
                                                               ------------    ------------    -------------   -------------

Net earnings (loss) from continuing operations ...........        (11,898)        (15,027)         43,669           1,520
                                                               ------------    ------------    -------------   -------------

Discontinued Operations:
     Earnings from discontinued operations before
         income taxes ....................................           --             1,437          84,773          29,801
     Federal and state income taxes (benefit) ............         (1,264)            (79)         52,253          11,697
                                                               ------------    ------------    -------------   -------------
Net earnings from discontinued operations ................          1,264           1,516          32,520          18,104
                                                               ------------    ------------    -------------   -------------

Net earnings (loss) available for common stock ...........   $    (10,634)   $    (13,511)   $     76,189    $     19,624
                                                               ============    ============    =============   =============

Net earnings (loss) from continuing operation per share:
     Basic ...............................................    $       (.20)   $       (.27)     $      .76      $       .03
                                                               ============    ============    =============   =============
     Diluted .............................................    $       (.20)   $       (.27)     $      .74      $       .03
                                                               ============    ============    =============   =============

Net earnings (loss) available for common stock per share:
     Basic ...............................................    $       (.18)   $       (.24)       $    1.33    $      .35
                                                                ============    ============    =============   =============
     Diluted .............................................    $       (.18)   $       (.24)       $    1.29    $      .33
                                                                ============    ============    =============   =============

Weighted average shares outstanding:
     Basic ...............................................        59,807,049      55,876,938      57,176,843      56,060,425
                                                                ============    ============    =============   =============
     Diluted .............................................        59,807,049      55,876,938      59,017,861      59,132,567
                                                                ============    ============    =============   =============



            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                                       June 30,
                                                                           --------------------------------
                                                                                2003              2002
                                                                           --------------    --------------
                                                                                (thousands of dollars)
                                     ASSETS

Property, plant and equipment:
     Plant.............................................................    $   3,747,858     $   1,773,884
     Less accumulated depreciation and amortization....................         (641,225)         (604,114)
                                                                           -------------     -------------
          Net property, plant and equipment............................        3,106,633         1,169,770
                                                                           -------------     -------------

Current assets:
     Cash and cash equivalents.........................................           86,997                --
     Accounts receivable, billed and unbilled, net.....................          186,376            95,036
     Inventories.......................................................          160,680           101,076
     Deferred gas purchase costs.......................................           24,603             3,597
     Investment securities available for sale..........................               53             1,163
     Prepayments and other.............................................           53,452            13,527
     Assets held for sale..............................................               --           395,446
                                                                           -------------     -------------
          Total current assets.........................................          512,161           609,845
                                                                           -------------     -------------

Goodwill, net .........................................................          642,921           642,921

Deferred charges.......................................................          186,848           206,130

Investment securities, at cost.........................................            9,641             9,786

Other..................................................................           78,493            41,612
                                                                            ------------     -------------

     Total assets......................................................    $   4,536,697     $   2,680,064
                                                                           =============     =============





                         CAPITALIZATION AND LIABILITIES

Capitalization:
     Common stockholders' equity.......................................    $     920,437     $     685,346
     Preferred stock of subsidiary trust, $25 par......................          100,000           100,000
     Long-term debt and capital lease obligation.......................        1,981,140         1,082,210
                                                                           --------------    -------------
         Total capitalization..........................................        3,001,577         1,867,556
                                                                           -------------     -------------

Current liabilities:
     Long-term debt due within one year................................          365,265           108,203
     Notes payable.....................................................          251,500           131,800
     Accounts payable..................................................           93,716            71,343
     Federal, state and local taxes....................................           11,065             9,212
     Accrued dividends on preferred stock of subsidiary trust..........               --             2,370
     Other.............................................................          239,875            63,277
     Liabilities related to assets held for sale.......................               --            67,718
                                                                           -------------     -------------
         Total current liabilities.....................................          961,421           453,923
                                                                           -------------     -------------

Deferred credits and other liabilities.................................          323,596           141,933
Accumulated deferred income taxes......................................          250,103           216,652
                                                                           -------------     -------------

     Total capitalization and liabilities..............................    $   4,536,697     $   2,680,064
                                                                           =============     =============






            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 -- BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 - PANHANDLE ENERGY ACQUISITION

On June 11, 2003, the Company completed the acquisition of Panhandle Eastern Pipe Line Company and its subsidiaries (hereafter referred to as Panhandle Energy) for approximately $584.3 million in cash plus 3 million shares of Southern Union common stock (before adjustment for any subsequent stock dividends) and the assumption of approximately $1.159 billion of debt. The Company funded the cash portion of the acquisition with approximately $420 million in cash proceeds it received for the January 1, 2003 sale of its Texas operations, $125 million of the net proceeds from concurrent common stock and equity units offerings, and with working capital available to the Company.

The Panhandle Energy entities include Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipeline Company, Trunkline LNG and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Trunkline LNG, located on Louisiana's Gulf Coast, operates one of the nation's largest liquefied natural gas (LNG) import terminals.

The assets of Panhandle Energy are included in the condensed consolidated balance sheet of the Company at June 30, 2003 and the results of operations from Panhandle Energy have been included in the condensed consolidated statement of operations since June 11, 2003. Management's estimate of the fair value of Panhandle Energy's assets is preliminary and may be revised to reflect independent appraisals, which have not been completed as of the date of this Current Report on Form 8-K.

NOTE 3 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended June 30, 2003 was $422,000 compared with other expense of $12,076,000 in 2002. Other income for the three-month period ended June 30, 2003 includes $567,000 of realized gains on the sale of investment securities and income of $298,000 generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries. These items were partially offset by $476,000 of legal costs related to ongoing litigation from the unsuccessful acquisition of Southwest Gas Corporation (Southwest). Other expense for the three-month period ended June 30, 2002 includes a charge of $10,380,000 to reserve for the impairment of the cost of the Company's investments in a technology company and $2,994,000 of legal costs associated with Southwest. This was partially offset by a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc. and $1,004,000 of realized gains on the sale of investment securities.

Other income for the year-ended June 30, 2003 was $19,371,000 compared with $14,278,000 in 2002. Other income for the year-ended June 30, 2003 includes a gain of $22,500,000 on the settlement of the Company's claims against Southwest Gas Corporation and other parties related to the Southwest litigation, which was partially offset by $5,949,000 of related legal costs, and income of $2,016,000 generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries. Other income for the year-ended June 30, 2002 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, the recognition of $6,204,000 in previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary, a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc., income of $2,234,000 generated from the sale and/or rental of gas-fired equipment and appliances, a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc., $1,004,000 of realized gains on the sale of investment securities, and power generation and sales income of $971,000 from PEI Power Corporation. These items were partially offset by an investment reserve of $10,380,000, $9,100,000 of legal costs associated with Southwest, and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations for the quarter- and year-ended June 30, 2003 and 2002:

                                                               Three Months                 Twelve Months
                                                              Ended June 30,                Ended June 30,
                                                      --------------------------    ----------------------------
                                                          2003           2002            2003            2002
                                                      -----------    -----------    ------------    ------------

Average number of gas sales customers served:
     Residential .................................       844,483         840,921         840,942         836,658
     Commercial ..................................       102,029          95,956         101,018          95,038
     Industrial and irrigation ...................           761           4,086             771           4,017
     Public authorities and other ................           518             378             518             364
                                                     -----------     -----------     -----------     -----------
          Total average customers served .........       947,791         941,341         943,249         936,077
                                                     ===========     ===========     ===========     ===========


Gas sales in millions of cubic feet (MMcf)
     Residential .................................        15,669          15,304          83,674          70,090
     Commercial ..................................         6,106           5,587          33,856          27,260
     Industrial and irrigation ...................           569             964           2,822           3,965
     Public authorities and other ................            54              27             362             168
                                                     -----------     -----------     -----------     -----------
          Gas sales billed .......................        22,398          21,882         120,714         101,483
     Net change in unbilled gas sales ............        (5,922)         (7,219)          1,401            (371)
                                                     -----------     -----------     -----------     -----------
          Total gas sales ........................        16,476          14,663         122,115         101,112
                                                     ===========     ===========     ===========     ===========

Gas sales revenues (thousands of dollars):
     Residential .................................   $   173,210     $   144,187     $   803,000     $   679,272
     Commercial ..................................        59,948          45,443         292,497         234,798
     Industrial and irrigation ...................         4,526           7,606          21,870          31,521
     Public authorities and other ................           551             236           3,178           1,508
                                                     -----------     -----------     -----------     -----------
          Gas revenues billed ....................       238,235         197,472       1,120,545         947,099
     Net change in unbilled gas sales revenues ...       (67,045)        (48,613)         (9,383)         (5,663)
                                                     -----------     -----------     -----------     -----------
          Total gas sales revenues ...............   $   171,190     $   148,859     $ 1,111,162     $   941,436
                                                     ===========     ===========     ===========     ===========

Gas sales revenue per thousand cubic feet billed:
     Residential .................................   $     11.05     $      9.42     $      9.60     $      9.69
     Commercial ..................................          9.82            8.13            8.64            8.61
     Industrial and irrigation ...................          7.95            7.89            7.75            7.95
     Public authorities and other ................         10.20            8.74            8.78            8.98

Weather:
     Degree days:
          Missouri Gas Energy service territories            373             413           5,105           4,419
          PG Energy service territories ..........           869             786           6,654           5,373
          New England service territories ........           954             767           6,143           4,980

     Percent of 30-year measure:
          Missouri Gas Energy service territories             82%             90%             98%             85%
          PG Energy service territories ..........           111%            100%            106%             86%
          New England service territories ........           126%             95%            107%             85%

Gas transported in millions of cubic feet ........        13,855          14,561          66,218          65,757

Gas transportation revenues (thousands of dollars)   $     7,466     $     7,385     $    38,734     $    36,498

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              SOUTHERN UNION COMPANY
                                              -----------------------
                                                   (Registrant)



Date     August 6, 2003                      By  DAVID J. KVAPIL
      --------------------                       -------------------------------
                                                 David J. Kvapil
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                      Description
--------------   --------------------------------------------------------------

   99.a           Press Release issued by Southern Union Company dated
                  August 6, 2003

                                                                   EXHIBIT 99.a



03-22
For further information:
Richard N. Marshall
Vice President and Treasurer
570/829-8662

                SOUTHERN UNION REPORTS FISCAL YEAR 2003 RESULTS;
                   STRONG EARNINGS REFLECT MANAGEMENT'S FOCUS
                  Conference Call & Webcast at 2 p.m. ET Today

         WILKES-BARRE, Pa., - (BUSINESS WIRE)- August 6, 2003 - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) announced today that net earnings for the fiscal year ended June 30, 2003, were $76,189,000 ($1.29 per common share, diluted for outstanding options and warrants - hereafter referred to as "per share") compared with net earnings of $19,624,000 ($.33 per share) in 2002. Excluding certain non-recurring gains and charges (described below) as well as results of the discontinued Texas operations, net earnings for fiscal year 2003 were $33,031,000 ($.56 per share) compared with $11,123,000 ($.19 per share) in 2002. All per share data herein reflects Southern Union's 5% common stock dividend distributed on July 31, 2003.
         "We are extremely pleased with our 2003 results," noted Thomas F. Karam, Southern Union's President and Chief Operating Officer. "Excluding the gain on the sale of the Texas operations, our 2003 net earnings were $.97 cents per share - as adjusted for the 5% stock dividend. This reflects the best earnings performance by Southern Union in over 15 years and achievement of our previously stated earnings guidance. These earnings are meaningful in that we delivered on our operating commitments while at the same time working to successfully integrate our Panhandle acquisition."
         Fiscal year 2003 results include an after-tax gain of $14,462,000 ($.24 per share) on the settlement of the Company's claims against Southwest Gas Corporation ("Southwest Gas") and others related to Southern Union's blocked acquisition attempt. This gain was partially offset by related litigation expense totaling $3,824,000 ($.06 per share), net of tax. Net earnings of the discontinued Texas operations included in fiscal year 2003 were $32,520,000 ($.55 per share), including a $18,928,000 ($.32 per share) after-tax gain on sale.
         Fiscal year 2002 results reflected after-tax gains totaling $5,291,000 ($.09 per share) generated from the settlement of interest rate swaps and a $1,516,000 ($.02 per share) net after-tax gain on the sale of certain subsidiaries and non-core assets. Fiscal year 2002 results also reflected a restructuring charge totaling $8,988,000 ($.15 per share), net of tax, a goodwill impairment charge of $1,417,000 ($.02 per share), a charge of $3,200,000 ($.06 per share), net of tax, recorded in the fourth quarter ended June 30, 2002, to reserve for the impairment of a technology investment, and after-tax litigation expense totaling $2,805,000 ($.05 per share) related to the Southwest Gas case. Net earnings of the discontinued Texas operations included in fiscal year 2002 were $18,104,000 ($.31 per share).
         For the quarter ended June 30, 2003, the Company reported a net loss of $10,634,000 ($.18 per average common share) compared with a net loss of $13,511,000 ($.24 per average common share) in 2002. Because of the seasonal nature of the natural gas distribution business, Southern Union typically records a fourth quarter loss.

         Significant fiscal 2003 events, as well as factors affecting this year's earnings performance, include:
o             The return of colder weather in the Company's operating divisions;
              Southern Union's New England Gas Company
              (Rhode Island and Massachusetts) division recorded weather at 107% of normal, its PG Energy (Pennsylvania) division recorded weather at 106% of normal and its Missouri Gas Energy division recorded weather at 98% of normal.
o Between August 2002 and January 2003, the Company settled its claims against Southwest Gas Corporation ("Southwest Gas") (NYSE:
              SWX) and others related to Southern Union's blocked acquisition of Southwest Gas in 1999.
o In January 2003, the Company sold Southern Union Gas Company, its Austin-based natural gas operating division, and other related assets to ONEOK, Inc. (NYSE: OKE) for approximately $420 million in cash.
o In June 2003, Southern Union issued $175 million of common stock and $125 million of equity-linked securities in connection with its acquisition of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively referred to as "Panhandle Energy") from CMS Energy Corporation ("CMS Energy") (NYSE: CMS).
o In June 2003, Southern Union closed on its acquisition of Panhandle Energy from CMS Energy for approximately $1.8 billion.
         The results of certain transactions described herein are presented on an after-tax basis, calculated by applying the applicable tax rate to the related transaction. Presentation of transactions on an after-tax basis has the effect of demonstrating such transaction's actual effect on the Company's results of operations. In addition, operating results in the periods presented include certain non-recurring items. Management believes that a presentation of earnings excluding such non-recurring items on an after-tax basis provides investors with more meaningful information with which to compare the Company's operating results between comparable periods.
         Southern Union will host a live Webcast and conference call today at 2 p.m. ET (1 p.m. CT) to discuss fiscal year 2003 results and outlook. To participate, visit www.southernunionco.com or call 1-800-249-3584 and refer to the Southern Union earnings call. A replay of the call will be available for one week by dialing 1-800-633-8284 and entering reservation number 21155792.
         The Company expects to file its Form 10-K in late September, with its annual shareholder meeting tentatively scheduled for early November.
         Southern Union Company, headquartered in Wilkes-Barre, Pennsylvania, is engaged primarily in the transportation and distribution of natural gas. Through its Panhandle Energy subsidiary, the Company owns and operates Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipe Line, Trunkline LNG and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Trunkline LNG, located on Louisiana's Gulf Coast, is the nation's largest liquefied natural gas import terminal. Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves nearly one million natural gas end user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. For further information, visit www.southernunionco.com.

         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.
         Important factors could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions or weather-related damage in the Company's service territories; technological developments in energy production, delivery and usage; cost of gas or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents or gas pipeline system constraints; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; disruptions in the normal commercial insurance and surety bond markets that may increase costs or reduce traditional insurance coverage; impact of relations with labor unions of bargaining unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including any recent, pending or potential acquisition or merger, recent corporate restructuring activities, sales of non-core assets and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

Following are the unaudited reconciliations of reported net earnings (GAAP basis) to earnings before non-recurring items and discontinued operations of Southern Union Company and Subsidiaries for the twelve-month period ended June 30, 2003 and 2002 (amounts in thousands except per share amounts):


                                                                        Twelve months ended June 30,
                                                                 ---------------------------------------------
                                                                          2003                    2002
                                                                 ----------------------  ---------------------


Reported Net Earnings and Earnings Per Share - GAAP Basis .....   $ 76,189    $   1.29   $ 19,624    $   0.33
     Gain on Sale of Texas operations .........................    (18,928)      (0.32)      --            --
     Net Earnings of Discontinued Texas operations ............    (13,592)      (0.23)   (18,104)      (0.31)
     Gain on Settlement of Southwest Gas Claims ...............    (14,462)      (0.24)      --            --
     Southwest Gas Litigation Costs ...........................      3,824        0.06      2,805        0.05
     Gain on Settlement of Interest Rate Swaps ................       --           --      (5,291)      (0.09)
     Gain on Sale of Subsidiaries and Non-Core Assets .........       --           --      (1,516)      (0.02)
     Restructuring Charge .....................................       --           --       8,988        0.15
     Investment Impairment Reserve ............................       --           --       3,200        0.06
     Goodwill Impairment Charge ...............................       --           --       1,417        0.02
                                                                  --------       -----    --------       -----
Earnings Before Non-Recurring Items and Discontinued Operations   $ 33,031    $   0.56  $  11,123    $   0.19
                                                                  --------       -----    --------       -----



Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three- and twelve-month periods ended June 30, 2003 and 2002 (amounts in thousands except shares and per share amounts):

                                                                         Three months ended              Twelve months ended
                                                                              June 30,                        June 30,
                                                                ----------------------------------   -------------------------
                                                                      2003              2002 (a)       2003 (b)      2002 (a)
                                                                ---------------    ---------------   -----------   -----------



Operating revenues ..........................................   $       207,030   $        153,717   $ 1,188,507   $   980,614
                                                                ===============   ================   ===========   ===========

Net operating margin (c) ....................................   $        89,516   $         70,467   $   423,411   $   374,128
                                                                ===============   ================   ===========   ===========

Earnings (loss) from continuing operations ..................   $       (11,898)  $        (15,027)  $    43,669   $     1,520
                                                                ===============   ================   ===========   ===========


Earnings from discontinued operations .......................   $         1,264   $          1,516   $    32,520   $    18,104
                                                                ===============   ================   ===========   ===========

Net earnings (loss) .........................................   $       (10,634)  $        (13,511)  $    76,189   $    19,624
                                                                ===============   ================   ===========   ===========

Net earnings (loss) from continuing operations per share (d):
     Basic ..................................................   $         (0.20)  $          (0.27)  $      0.76   $      0.03
                                                                ===============   ================   ===========   ===========

     Diluted ................................................   $         (0.20)  $          (0.27)  $      0.74   $      0.03
                                                                ===============   ================   ===========   ===========

Net earnings (loss) per share (d):
    Basic ...................................................   $         (0.18)  $          (0.24)  $      1.33   $      0.35
                                                                ===============   ================   ===========   ===========

    Diluted .................................................   $         (0.18)  $          (0.24)  $      1.29   $      0.33
                                                                ===============   ================   ===========   ===========

Weighted average shares outstanding (d):
    Basic ...................................................        59,807,049         55,876,938    57,176,843    56,060,425
                                                                ===============   ================   ===========   ===========

    Diluted .................................................        59,807,049         55,876,938    59,017,861    59,132,567
                                                                ===============   ================   ===========   ===========



(a) The three- and twelve-month periods ended June 30, 2002, include an after-tax charge of $3,200,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company. The twelve-month period ended June 30, 2002, also includes an after-tax restructuring charge of $8,988,000, a goodwill impairment charge of $1,417,000 and after-tax litigation expense totaling $2,805,000 related to the Southwest Gas case. The impact of these items was partially offset by $5,291,000 in after-tax gains generated from the settlement of several interest rate swaps and $1,516,000 in after-tax gains from the sale of subsidiaries and non-core assets.

(b) The twelve-month period ended June 30, 2003, includes an after-tax gain of $14,462,000 on the settlement of the Company's claims against Southwest Gas and others, which was partially offset by related litigation expense of $3,824,000, net of tax. The twelve-month period ended June 30, 2003, also includes an $18,928,000 after-tax gain on sale of the discontinued Texas operations, which is reflected in the net earnings from discontinued operations.

(c) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(d) All periods have been adjusted for the 5% stock dividend distributed on July 31, 2003.


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